UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2022 (April 18, 2022)

BULL HORN HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-39669	98-1465952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 S. Pointe Drive, Suite TH-1

Miami Beach, Florida 33139

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (305) 671-3341

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbols	Name of Each Exchange on Which Registered:
Ordinary Shares, $0.00B01par value per share	BHSE	The NASDAQ Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one-half of one Ordinary Share, at a price of $11.50 per whole share	BHSEW	The NASDAQ Stock Market LLC
Units, each consisting of one Ordinary Share and one Redeemable Warrant	BHSEU	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ADDITIONAL INFORMATION

Bull Horn Holdings Corp., a British Virgin Islands company (“Bull Horn”), intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (as amended, the “Registration Statement”), which will include a preliminary proxy statement of Bull Horn, and a prospectus in connection with the proposed business combination transaction (the “Business Combination”) involving Bull Horn and Coeptis Therapeutics, Inc., a Delaware corporation (“Coeptis”). The definitive proxy statement and other relevant documents will be mailed to shareholders of Bull Horn as of a record date to be established for voting on the Business Combination. Shareholders of Bull Horn and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with Bull Horn’s solicitation of proxies for the special meeting to be held to approve the Business Combination because these documents will contain important information about Bull Horn, Coeptis and the Business Combination, including the Domestication (as defined below) which will result in Bull Horn re-domiciling from the British Virgin Islands to the State of Delaware. Shareholders will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to Bull Horn by contacting its Chief Executive Officer, Robert Striar, c/o Bull Horn Holdings Corp., 801 S. Pointe Drive, Suite TH-1, Miami, Florida, 33139, at (305) 671-3341.

Participants in the Solicitation

Bull Horn and Coeptis and certain of their respective directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the shareholders of Bull Horn in favor of the approval of the Business Combination.

Shareholders of Bull Horn and other interested persons may obtain more information regarding the names and interests in the proposed transaction of Bull Horn’s directors and officers in Bull Horn’s filings with the SEC, including Bull Horn’s annual report on form 10-K for the year-ended December 31, 2021, which was filed with the SEC on April 8, 2022. Additional information regarding the interests of such potential participants will also be included in the Registration Statement and other relevant documents when they are filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

Cautionary Note Regarding Forward-Looking Statements

Certain statements made herein contain, and certain oral statements made by representatives of Bull Horn and Coeptis and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Bull Horn’s and Coeptis’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Bull Horn’s and Coeptis’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside of the control of Bull Horn or Coeptis and are difficult to predict. Factors that may cause such differences include but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement (as defined below); (2) the inability to complete the Business Combination, including due to the failure to obtain approval of the shareholders of Bull Horn or other conditions to closing in the Merger Agreement; (3) the inability to obtain or maintain the listing of Bull Horn’s common stock on Nasdaq following the Business Combination; (4) the risk of significant redemptions by Bull Horn’s public stockholders in connection with the closing of the Business Combination, leaving the combined post-Closing company with limited funds to finance its business plans; (5) the risk that the Business Combination disrupts current plans and operations of Coeptis as a result of the announcement and consummation of the Business Combination; (6) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth economically and hire and retain key employees; (7) the risks that Coeptis’s products in development fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable regulatory authorities; (8) costs related to the Business Combination; (8) changes in applicable laws or regulations; (10) the possibility that Bull Horn or Coeptis may be adversely affected by other economic, business, and/or competitive factors; and (11) the impact of the global COVID-19 pandemic on any of the foregoing risks and other risks and uncertainties to be identified in the proxy statement/prospectus (when available) relating to the Business Combination, including those under “Risk Factors” therein, and in other filings with the SEC made by Bull Horn. The foregoing list of factors is not exclusive. Readers are referred to the most recent reports filed with the SEC by Bull Horn. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Bull Horn and Coeptis undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, subject to applicable law.

No Offer or Solicitation

This Current Report on Form 8-K and the exhibits hereto do not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

This section describes the material provisions of the Merger Agreement (as defined below) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1. Bull Horn’s shareholders, warrant holders and other interested parties are urged to read such agreement in its entirety. Unless otherwise defined herein, the capitalized terms used below are defined in the Merger Agreement.

General Terms and Effects

On April 18, 2022, Bull Horn Holdings Corp., a company incorporated in the British Virgin Islands (together with its successors, including after giving effect to the Domestication as described below, “Bull Horn” or the “Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BH Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Bull Horn (“Merger Sub”), and Coeptis Therapeutics, Inc., a Delaware corporation (“Coeptis”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the Closing (as defined below), Bull Horn will re-domicile from the British Virgin Islands to the State of Delaware through a statutory re-domestication (the “Domestication”), and (ii) upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into Coeptis (the “Merger” and, together with the Domestication and the other transactions contemplated by the Merger Agreement, the “Transactions”), with Coeptis continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Bull Horn (after the Domestication).

Prior to the Merger, all outstanding shares of Coeptis preferred stock will convert or exchange their shares of preferred stock for shares of Coeptis common stock at the applicable ratio in Coeptis organizational documents (the “Preferred Stock Exchange”).

In the Merger, (i) all shares of Coeptis common stock issued and outstanding immediately prior to the effective time of the Merger (other than those properly exercising any applicable dissenters rights under Delaware law), but after giving effect to the Preferred Stock Exchange, will be converted into the right to receive a portion of the Merger Consideration (as defined below), (ii) certain issued and outstanding warrants to acquire shares of Coeptis stock (the “Specified Warrants”) will be assumed by Bull Horn and converted into a warrant for shares of Bull Horn common stock with its price and number of shares equitably adjusted based on the conversion of the shares of Coeptis common stock into the Merger Consideration (each, an “Assumed Warrant”), (iii) certain outstanding convertible debt of Coeptis (the “Coeptis Convertible Debt”) will be assumed by Bull Horn and be convertible into common stock of Bull Horn (the “Assumed Convertible Debt”) and (iv) any other outstanding securities with the right to convert into or acquire equity securities of Coeptis or its subsidiaries will be terminated. At the Closing, Bull Horn will change its name to “Coeptis Therapeutics Holdings, Inc.”.

Merger Consideration

The aggregate Merger consideration received by Coeptis security holders from Bull Horn at the Closing will have an aggregate value equal to (the “Merger Consideration”) (i) $175,000,000, minus (or plus if positive), (ii) the amount of Coeptis’s outstanding indebtedness as of immediately prior to the Closing (excluding Permitted Debt, as described below), net of its cash as of immediately prior to the Closing, minus (iii) the amount of Coeptis’s outstanding unpaid transaction expenses and transaction bonuses as of the Closing. The Merger Consideration will be payable, (a) in the case of Coeptis stockholders, solely in new shares of Bull Horn common stock, with each share of Bull Horn common stock valued at the price per share (the “Redemption Price”) at which each Bull Horn share of common stock is redeemed or converted pursuant to the redemption by Bull Horn of its public shareholders in connection with Bull Horn’s initial business combination, as required by its amended and restated memorandum and articles of association and Bull Horn’s initial public offering prospectus (the “Closing Redemption”), and (b) with respect to the holders of the Specified Warrants, by the assumption of such warrants by Bull Horn as Assumed Warrants. The Merger Consideration deliverable to Coeptis stockholders will be allocated pro rata after giving effect to the Preferred Stock Exchange and deducting the value attributable to the Assumed Warrants as if the Specified Warrants that become Assumed Warrants were exercised on a net exercise basis as of immediately prior to the Closing.

The Coeptis Convertible Debt, along with (i) certain other outstanding indebtedness of Coeptis as of the date of the Merger Agreement (which together with the Coeptis Convertible Debt, has aggregate outstanding obligations of approximately $3.9 million as of the date of the Merger Agreement), and (ii) certain other indebtedness that Coeptis is permitted to incur between the signing of the Merger Agreement and the Closing, will not affect the Merger Consideration payable to Coeptis security holders (the Coeptis Convertible Debt and such other indebtedness, “Permitted Debt”).

Representations and Warranties

The Merger Agreement contains a number of representations and warranties by each of Bull Horn and Coeptis as of the date of the Merger Agreement and as of the date of the Closing. Many of the representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Merger Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or (b) the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Merger Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement. Certain representations made by Coeptis for periods prior to February 12, 2021, the date that it completed a reverse merger with a public shell, are given to its actual knowledge as it relates to itself, but not its subsidiaries. The representations and warranties made by Bull Horn and Coeptis are customary for transactions similar to the Transactions.

No Survival

The representations and warranties of the parties contained in the Merger Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach. The covenants and agreements of the parties contained in the Merger Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreements will survive until fully performed.

Covenants of the Parties

Each party agreed in the Merger Agreement to use its commercially reasonable efforts to effect the Closing.  The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period”), including (1) the provision of access to their properties, books and personnel; (2) the operation of their respective businesses in the ordinary course of business; (3) provision of financial statements by Coeptis; (4) Bull Horn’s public filings; (5) no insider trading; (6) notifications of certain consent requirements or other matters; (7) efforts to consummate the Closing and obtain third party and regulatory approvals; (8) tax matters; (9) further assurances; (10) public announcements; (11) confidentiality; (12) stock exchange listing requirements; and (13) the Domestication. Each party also agreed during the Interim Period not to solicit, assist, initiate, facilitate or knowingly encourage any proposal or offer, or enter into any agreement for, an alternative competing transaction, to notify the others as promptly as practicable in writing of the receipt of any proposals or offers or requests for information relating to an alternative competing transaction or any requests for non-public information relating to such transaction, and to keep the others informed of the status of any such requests, proposals or offers. The parties also agreed that if they together decide in good faith during the Interim Period that financing is reasonably required prior to the Closing, they will reasonably cooperate to obtain financing. There are also certain customary post-Closing covenants regarding indemnification of directors and officers; and use of trust account proceeds.

The Merger Agreement and the consummation of the Transactions requires the approval of both Bull Horn’s shareholders and Coeptis’s stockholders. Bull Horn agreed, as promptly as practicable after the date of the Merger Agreement, to prepare, with reasonable assistance from Coeptis, and file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 (as amended, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the issuance of the shares of Bull Horn common stock to be issued to the Coeptis stockholders, and the deemed reissuance of Bull Horn securities to Bull Horn’s security holders as a result of the Domestication, and containing a proxy statement/prospectus for the purpose of Bull Horn soliciting proxies from the shareholders of Bull Horn to approve the Merger Agreement, the Domestication, the Transactions and related matters (the “Bull Horn Shareholder Approval”) at a special meeting of Bull Horn’s shareholders (the “Bull Horn Special Meeting”) and providing such shareholders an opportunity to participate in the Closing Redemption. The Bull Horn Shareholder Approval will also include approval by Bull Horn’s stockholders of (i) the adoption of a new equity incentive plan (in a form to be agreed by the parties during the Interim Period) which will have available for issuance thereunder new awards equal to 10% of the issued and outstanding shares of Bull Horn immediately after the Closing and (ii) an amendment to Bull Horn’s organizational documents effective as of the Closing in a form to be agreed by the parties to, among other matters, change Bull Horn’s name to “Coeptis Therapeutics Holdings, Inc.”, remove the blank check company provisions and generally have terms that are more reflective of customary public company organizational documents. Coeptis also agreed in the Merger Agreement to call a meeting of its shareholders as promptly as practicable after the Registration Statement has become effective and use its reasonable best efforts to solicit from Coeptis Stockholders proxies in favor of the Merger Agreement and the Transactions and certain related matters (the “Coeptis Stockholder Approval”), and to take all other actions necessary or advisable to secure such approvals, including enforcing the Voting Agreement (as described below).

The parties also agreed to take all necessary action, so that effective at the Closing, the entire board of directors of Bull Horn (the “Post-Closing Board”) will consist of seven individuals, a majority of whom shall be independent directors in accordance with Nasdaq requirements. Two of the members of the Post-Closing Board will be individuals (at least one of whom shall be an independent director) designated by Bull Horn prior to the Closing and the remaining five members of the Post-Closing Board (at least three of whom shall be independent directors) will be designated by Coeptis prior to the Closing. At or prior to Closing, Bull Horn will provide each of the directors with a customary director indemnification agreement, in form and substance reasonably acceptable to such director. The parties also agreed to take all action necessary, so that the individuals serving as chief executive officer and chief financial officer, respectively, of Bull Horn immediately after Closing will be the same individuals as that of Coeptis immediately prior to the Closing.

Closing Conditions

The Merger Agreement contains customary conditions to Closing, including the following mutual conditions of the parties (unless waived): (i) the Bull Horn Shareholder Approval; (ii) the Coeptis Stockholder Approval; (iii) approvals of any required governmental authorities and completion of any antitrust expiration periods; (iv) receipt of specified third party consents; (v) no law or order preventing the Transactions; (vi) the satisfaction of the $5,000,001 minimum net tangible asset test by Bull Horn; (vii) the appointment of the Post-Closing Board and officers of Bull Horn as of the Closing, as noted above; (viii) the Registration Statement having been declared effective by the SEC; and (ix) approval of the Bull Horn common stock for listing on Nasdaq, subject to official notice of issuance.

In addition, unless waived by Coeptis, the obligations of Coeptis to consummate the Transactions are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by Bull Horn of customary certificates and other Closing deliverables: (i) the representations and warranties of Bull Horn being true and correct as of the date of the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers); (ii) Bull Horn and Merger Sub having performed in all material respects their respective obligations and complied in all material respects with their respective covenants and agreements under the Merger Agreement required to be performed or complied with by them on or prior to the date of the Closing; (iii) the absence of any Material Adverse Effect with respect to Bull Horn since the date of the Merger Agreement which is continuing and uncured.

Unless waived by Bull Horn, the obligations of Bull Horn and Merger Sub to consummate the Transactions are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by Coeptis of customary certificates and other Closing deliverables: (i) the representations and warranties of Coeptis being true and correct as of the date of the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers); (ii) Coeptis having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with or by it on or prior to the date of the Closing; (iii) the absence of any Material Adverse Effect with respect to Coeptis since the date of the Merger Agreement which is continuing and uncured; and (iv) the delivery by Coeptis of executed (A) non-competition and non-solicitation agreements from certain key stockholders of Coeptis with a restricted period of four years after the Closing based on the business conducted by Coeptis as of the Closing and otherwise in a form to be agreed by the parties prior to the Closing, (B) lock-up agreements from Coeptis stockholders that are officers, directors or 5% stockholders of Coeptis to subject their Merger Consideration to a lock-up for a period substantially identical to the lock-up period agreed to by Bull Horn’s sponsor with respect its founder shares at the time of Bull Horn’s initial public offering and otherwise in a form to be agreed by the parties prior to the Closing, and (C) employment agreements with certain key employees of Coeptis, effective as of the Closing.

The Merger Agreement does not include a minimum cash condition.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including: (i) by mutual written consent of Bull Horn and Coeptis; (ii) by either Bull Horn or Coeptis if any of the conditions to Closing have not been satisfied or waived by November 3, 2022 (the “Outside Date”); (iii) by either Bull Horn or Coeptis if a governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable; (iv) by either Bull Horn or Coeptis in the event of the other party’s uncured breach, if such breach would result in the failure of a closing condition and is incapable of being cured or isn’t cured within 30 days after notice of such breach or the Outside Date; (v) by Bull Horn if there has been a Material Adverse Effect on Coeptis and its Subsidiaries taken as a whole following the date of the Merger Agreement that remains uncured and continuing; (vi) by either Bull Horn or Coeptis if the shareholders of Bull Horn do not provide the Bull Horn Shareholder Approval at an extraordinary general shareholder meeting held by Bull Horn; and (vii) by either Bull Horn or Coeptis if Coeptis holds a special meeting of its shareholders for the Coeptis Stockholder Approval and the Coeptis Stockholder Approval is not obtained.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement (except for certain obligations related to publicity, confidentiality, fees and expenses, trust fund waiver, no recourse, termination and general provisions) will terminate, and no party to the Merger Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Merger Agreement prior to termination. The Merger Agreement does not provide for any termination fees.

Each party will be responsible for its own costs and expenses, except that Bull Horn and Coeptis will split any antitrust filing fees and SEC registration fees and other regulatory fees equally.

Trust Account Waiver

Coeptis agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Bull Horn’s trust account held for its public shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Governing Law and Arbitration

The Merger Agreement is governed by Delaware law and, subject to the required arbitration provisions, the parties are subject to exclusive jurisdiction of federal and state courts located in Wilmington, Delaware (and any appellate courts thereof). Any disputes under the Merger Agreement, other than claims for injunctive or temporary equitable relief or enforcement of an arbitration award, will be subject to arbitration by the American Arbitration Association, to be held in Wilmington, Delaware.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about Bull Horn, Coeptis or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Bull Horn’s public disclosures.

Related Agreements

Voting Agreement

Simultaneously with the execution of the Merger Agreement, certain Coeptis stockholders have entered into voting and support agreements (the “Voting Agreements”) with Bull Horn and Coeptis. Under the Voting Agreements, the Coeptis stockholder party thereto agreed to vote all of its shares of Coeptis stock in favor of the Merger Agreement and related transactions and to otherwise take certain other actions in support of the Merger Agreement and related transactions and the other matters submitted to Coeptis stockholders for their approval, and to provide a proxy to Bull Horn to vote such Coeptis Stock accordingly. The Voting Agreements prevents transfers of the Coeptis stock held by the applicable Coeptis stockholder between the date of the Voting Agreement and the date of the Closing, except for (i) certain permitted transfers where the recipient also agrees to comply with the Voting Agreement and (ii) two Coeptis shareholders who were each permitted to transfer up to 300,000 shares of Coeptis common stock in open market transactions prior to the Closing.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Voting Agreement, a copy which is filed hereto as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is the press release (“Press Release”) issued by Bull Horn on April 19, 2022 announcing the Merger Agreement described above. The Press Release is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of April 18, 2022, by and among Bull Horn, Merger Sub and Coeptis.

10.1	Form of Voting Agreement, dated as of April 18, 2022, by and among Bull Horn, Coeptis and certain stockholders of Coeptis.

99.1	Press Release, dated April 19, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Bull Horn agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BULL HORN HOLDINGS CORP.

By:	/s/ Robert Striar
	Name:	Robert Striar
	Title:	Chief Executive Officer

Dated: April 19, 2022